UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2024

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Valley View Drive
Avon, New York 14414
(Address of principal offices)

+1-315-451-7515
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	CSOL

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATION

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On March 5, 2024, China Solar & Clean Energy Solutions, Inc (the “Company) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Easy Modular Manufacturing, Inc (“Easy Modular Manufacturing”) for the purchase of the asset Easy Nano-Void Injection System Modular (the “Product”). The Company consummated the acquisition and acquired the assets on March 1, 2024 (the “Closing Date”) for cash consideration and contingent consideration.

The Asset Purchase Agreement contains customary representations and warranties and covenants by each party. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.01 and is incorporated herein by reference.

China Solar & Clean Energy Solutions, Inc has updated their Company Business Plan which is attached hereto as Exhibit 2.02

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

(d)       Exhibits

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement, dated March 1, 2024, by and between the Company and Easy Modular Manufacturing, Inc and Business Plan
2.2	China Solar & Clean Energy Solutions, Inc Business Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2024	China Solar & Clean Energy Solutions, Inc.

By: /s/SHELLI FIELDS
Name: Shelli Fields
Title: President / CEO